UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018 (December 15, 2018)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 8 Han Huang Road Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Kingold Jewelry, Inc. (the “Company”) held on December 15, 2018 in Wuhan, China, three proposals were submitted to and approved by the stockholders. The proposals are described in detail in the Company’s Definitive Proxy Statement on Form DEF 14A filed with the U.S. Securities and Exchange Commission on November 16, 2018. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected following five directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2019 or until their successors are elected and qualified. The votes for each of the nominees were as follows:

	For	Against	Abstained	Broker Non-Votes
Zhihong Jia	698,971	29	33,321	36,352,384
Guang Chen	697,494	1,506	33,321	36,352,384
Alice Io Wai Wu	698,485	515	33,321	36,352,384
Jun Wang	698,981	19	33,321	36,352,384
Zhiyong Xia	698,989	11	33,321	36,352,384

2. Stockholders ratified the selection of Friedman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
36,930,763	132,083	21,859	0

3. Stockholders approved, on a non-binding advisory basis, the compensation of the Named Executive Officers (the Say-on-Pay vote). The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
652,727	66,701	12,893	36,352,384

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Title:	Bin Liu Chief Financial Officer

Date: December 18, 2018